UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2010 (March 15, 2010)
Princeton National Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-20050	36-3210283

(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street Princeton, Illinois	61356

(Address of Principal Mr. Ogaard Offices)	(Zip Code)
Registrant’s telephone number, including area code (815) 875-4444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Effective as of March 15, 2010, Citizens First National Bank, Princeton, Illinois (the “Bank”), a subsidiary of Princeton National Bancorp, Inc. (the “Company”) entered into a formal written agreement (the “Agreement”) with the Comptroller of the Currency (the “Comptroller”) that contains provisions to lower nonperforming loan levels and foster improvement in the Bank’s policies and procedures with respect to the Bank’s allowance for loan and lease losses, and loan risk rating system. The Bank has begun addressing all of these requirements.
     Pursuant to the Agreement, the Bank’s board is required to review the adequacy of the Bank’s allowance for loan and lease losses and to establish a program for the maintenance of an adequate allowance. A copy of the board’s program is required to be submitted to the Comptroller for review. The Bank is also required to take immediate action to protect its interest in criticized assets identified in the Bank’s most recent Report of Examination with the Comptroller and to adopt individual written workout plans with respect to such assets. A copy of the workout plans is required to be submitted to the Comptroller with respect to any criticized asset equal to or exceeding $100,000. The Bank is prohibited from extending any additional credit to any borrower whose loan is criticized, unless a majority of the Bank’s board (or appropriate committee) has determined that the extension is necessary to promote the best interests of the Bank and such determination is properly recorded. Under the Agreement, the board must ensure that the Bank’s internal ratings of credit relationships are timely, accurate, and consistent with the regulatory credit classification criteria set forth in the Comptroller’s Handbook and related authority. The board must also ensure that any loan relationship with a high probability of payment default or other well-defined weakness is rated no better than “substandard,” regardless of the existence of certain mitigants that reduce credit risk.
     The foregoing description is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
     The following information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     On March 15, 2010, the Company issued a news release to report its financial results for the quarter and year ended December 31, 2009. The release is furnished as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective upon the completion of his three year term at the 2010 annual meeting, Director Daryl Becker will retire from the boards of directors of the Company and the Bank and will not stand for re-election at the 2010 annual meeting. Mr. Becker is 72 years of age. Also, effective April 9, 2010, Director Donald E. Grubb will retire from the boards of directors of the Company and the Bank. Mr. Grubb is 69 years of age.

Item 8.01	Other Events.
     On March 15, 2010, the Company announced that it has suspended the payment of its regular quarterly dividend.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit 10.1	Agreement by and between Citizens First National Bank and the Comptroller of the Currency

Exhibit 99.1	March 15, 2010 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC. (Registrant)
By:	/s/ Thomas D. Ogaard
Thomas D. Ogaard, President and
Chief Executive Officer

Dated: March 17, 2010

EXHIBIT INDEX

Number	Description

10.1	Agreement by and between Citizens First National Bank and the Comptroller of the Currency

99.1	March 15, 2010 Press Release